SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                    January 28, 2004

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10606	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 SEELY AVENUE, BUILDING 5
SAN JOSE, CALIFORNIA 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:                    (408) 943-1234

Item 9. Regulation FD Disclosure
Item 12. Results of Operations and Financial Condition
Signature
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 9. Regulation FD Disclosure

     On January 28, 2004, Cadence Design Systems, Inc. (“Cadence”) issued a press release announcing, among other things, that it will restate certain information in its financial statements for its fiscal year 2002, and the first, second and third quarters of fiscal 2003. These restatements will correct the accounting treatment for certain minority equity investments made by Cadence and its affiliated venture capital partnerships in prior periods. In addition, these restatements will account for certain other adjustments that are expected to be immaterial both individually and in the aggregate. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

     A summary of financial information relating to these adjustments is provided in attachments to the press release attached hereto as Exhibit 99.1. In addition, detailed schedules relating to the adjustments, including the Impact of Restatement and Reclassification Adjustments on Previously Reported Consolidated Statements of Operations for the nine months ended September 27, 2003, for the first, second and third quarters of fiscal 2003, for the first, second, third and fourth quarters of fiscal 2002, and for the year ended December 28, 2002, are attached hereto as Exhibit 99.2 and incorporated by reference herein.

     The Securities and Exchange Commission (“SEC”) has been notified of, and is evaluating, the proposed restatement in connection with its current review of Cadence’s Registration Statement on Form S-3. Pending completion of this review, Cadence can give no assurances that the SEC will agree with Cadence’s proposed restatements, that the SEC will not require additional items to be restated, or that such additional restatements will not require a reaudit of certain prior periods affected by those adjustments. Cadence is working to resolve these matters with the SEC as soon as possible.

Item 12. Results of Operations and Financial Condition

     On January 28, 2004, Cadence issued a press release announcing its financial results for the fourth quarter and fiscal 2003. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated as of January 28, 2004

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ William Porter

William Porter Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Cadence Design Systems, Inc., dated January 28, 2004.

99.2	Impact of Restatement and Reclassification Adjustments on Previously Reported Consolidated Statements of Operations for the:

Nine Months Ended September 27, 2003
Quarter Ended September 27, 2003
Quarter Ended June 28, 2003
Quarter Ended March 29, 2003
Year Ended December 28, 2002
Quarter Ended December 28, 2002
Quarter Ended September 28, 2002
Quarter Ended June 29, 2002
Quarter Ended March 30, 2002